SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): May 15 , 1998



                                 ANTENNAS AMERICA, INC.
            (Exact name of registrant as specified in its charter)



        Utah                           0-18122                 87-0454148
(State or other jurisdiction of      (Commission File       (I.R.S. Employer
  incorporation)                       Number)              Identification  No.)




          4860 Robb Street, Suite 101, Wheat Ridge, Colorado   80033-2163
               (Address of principal executive offices)        (Zip Code)



      Registrant's telephone number, including area code (303) 421-4063



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Item  5.   Other   Events.   Matters   Voted   Upon  at  Annual   Meeting   of
Shareholders.

      On May 15, 1998, Antennas America, Inc. (The "Corporation") held an Annual Meeeting Of Shareholders. The following sets forth the matters voted upon and the results of the voting.

      (a) Election of Directors. The following persons were elected as directors of the Corporation along with the corresponding number of shares voted in favor of such election:

            Names                   Shares Voting For       Shares Withholding
            -------------------     -----------------       ------------------
            Randall P. Marx             55,849,166                49,550
            Kevin O. Shoemaker          55,850,466                48,250
            Richard L. Anderson         55,849,166                49,550
            Bruce Morosohk              55,850,466                48,250
            Sigmund A. Balaban          55,849,166                49,550
            Donald A. Huebner           55,850,466                48,250


      (b) Adoption Of 1997 Stock Option And Compensation Plan. The proposal to adopt the Corporation's 1997 Stock Option And Compensation Plan was approved by the shareholders, with 42,565,751 shares voted For; 443,820 shares voted Against; 253,500 shares Abstaining; and 12,635,645 shares not voting.

      (c) Adoption Of Outside Director Options And Shares. The proposal to approve Outside Director Options and Shares as described in the Corporation's Proxy Statement was approved by the shareholders, with 42,297,551 shares voted For; 446,820 shares voted Against; 518,700 shares Abstaining; and 12,635,645 shares not voting.

      (d) The total shares voted represented by proxy and in person: 55,898,716; and the total outstanding votable shares: 73,138,051.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 19  , 1998                 ANTENNAS AMERICA, INC.




                                      By: /s/ Randall P. Marx
                                         Randall P. Marx
                                         Chief Executive Officer